Exhibit n(vi) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                             class c shares exhibit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

     For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class C Shares will consist of sales by financial intermediaries in consideration of an advance commission of up to 1.0% of the public offering price paid by the principal underwriter and shareholder services fees paid by Federated Shareholder Services Co. Additionally, distribution and administrative service fees will be paid by the principal underwriter under the 12b-1 Plan beginning in the thirteenth month. In consideration of advancing commissions, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class C Shares and payments made under the 12b-1 Plan for twelve months following the purchase. In connection with this arrangement, Class C Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class C Shares
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Sales Load             None
Contingent Deferred    Up to 1.0% of the public offering price if
Sales Charge ("CDSC")  redeemed within twelve months following purchase
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class C Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

     For purposes of Rule 18f-3, Class C Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Class C Shares may be exchanged for Class C Shares of
                   any other Fund. Additionally, no CDSC fee will be imposed on exchanges between Class C Shares and either
                   Investment Shares of Federated Tax-Free Instruments
                   Trust or Class A Shares of Liberty U.S. Government
                   Money Market Trust, provided that the CDSC fee will be imposed on any redemption of such Shares or exchange of such Shares into any other Class.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



3.    EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges are as follows:

WAIVER OF CDSC

Upon notification of the principal underwriter or the Fund's transfer agent, no CDSC will be imposed on redemptions:

o following the death or post-purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986, of the last surviving shareholder;

o representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

o of Shares that represent a reinvestment within 120 days of a previous redemption;

o of Shares held by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, and the immediate family members of the above persons;

o    of  Shares  originally  purchased  through  a  bank  trust  department,   a
     registered investment adviser, retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities;

o    of shares purchased with reinvested dividends or capital gains; and

o of shares which were exchanged into another fund if the Shares were held for the applicable CDSC holding period.


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                                 Schedule of Funds
                              Offering Class C Shares
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The Funds set forth on this  Schedule each offer Class C Shares on the terms set forth in the Class C Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated American Leaders                                       0.75%
Fund, Inc.
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Federated Equity Funds         Federated Capital Appreciation    0.75%
                               Fund
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                               Federated Communications          0.75%
                               Technology Fund
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                               Federated Growth Strategies Fund  0.75%
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                               Federated Kaufmann Fund           0.75%
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                               Federated Kaufmann Small Cap Fund 0.75%
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                               Federated Large Cap Growth Fund   0.75%
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                               Federated Market Opportunity Fund 0.75%
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Federated Equity Income Fund,                                    0.75%
Inc.
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Federated Fixed Income         Federated Strategic Income Fund   0.75%
Securities, Inc.
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Federated Government Income                                      0.75%
Securities, Inc.
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Federated High Income Bond                                       0.75%
Fund, Inc.
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Federated Income Securities    Federated Fund for U.S.           0.75%
Trust                          Government Securities
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                               Federated Capital Income Fund     0.75%
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Federated Index Trust          Federated Max-Cap Index Fund      0.75%
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                               Federated Mini-Cap Index Fund     0.75%
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Federated International        Federated International Bond Fund 0.75%
Series, Inc.
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                               Federated International Equity    0.75%
                               Fund
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Federated Investment Series    Federated Bond Fund               0.75%
Funds, Inc.
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Federated Municipal                                              0.75%
Opportunities Fund, Inc.
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Federated Municipal                                              0.75%
Securities Fund, Inc.
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Federated Total Return         Federated Total Return Bond Fund  0.75%
Series, Inc.
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Federated Capital Income                                         0.75%
Fund, Inc. (formerly
Federated Utility Fund, Inc.)
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Federated World Investment     Federated European Growth Fund    0.75%
Series, Inc.
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                               Federated Global Equity Fund      0.75%
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                               Federated Global Financial        0.75%
                               Services Fund
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                               Federated Global Value Fund       0.75%
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                               Federated International Capital   0.75%
                               Appreciation Fund
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                               Federated International High      0.75%
                               Income Fund
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                               Federated International Small     0.75%
                               Company Fund
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